Exhibit 10.22

CURTISS-WRIGHT CORPORATION
SAVINGS & INVESTMENT PLAN

As Amended and Restated effective January 1, 2001

TWELFTH INSTRUMENT OF AMENDMENT

Recitals:

1.	Curtiss-Wright Corporation (“the Company”) has heretofore adopted the Curtiss-Wright Corporation Savings & Investment Plan (“the Plan”).

2.

The Company caused the Plan to be amended and restated in its entirety, effective as of January 1, 2001, in order to maintain the Plan’s compliance with the requirements of the Internal Revenue Code (“the Code”) and applicable regulations thereunder, and caused the Plan, as so amended and restated, to be submitted to the Internal Revenue Service (“IRS”), pursuant to Rev. Proc. 2001-6, for a determination that the Plan is a qualified plan, within the meaning of Sec. 401 of the Code.

3.

Subsequent to the most recent amendment and restatement of the Plan, it has become necessary to further amend the Plan to merge the Micro Memory, LLC Profit Sharing/401(k) Plan and the VMETRO, Inc. 401(k) Plan into this Plan effective October 1, 2009; and to eliminate the installment form of benefit available under the Micro Memory, LLC Profit Sharing/401(k) Plan effective November 9, 2009.

4.	Section 12.01(a) of the Plan permits the Company to amend the Plan, by written instrument, at any time and from time to time, by action of the Board.

Amendments to the Plan:

1. The Micro Memory, LLC Profit Sharing/401(k) Plan and the VMETRO, Inc. 401(k) Plan shall be and hereby merged into the Plan, effective October 1, 2009, with the surviving plan being this Plan.

2. To the extent allowable under Section 411 of the Code and the regulations thereunder, the Systematic Withdrawal (Installments) form of payment available under the Micro Memory, LLC Profit Sharing/401(k) Plan shall be eliminated, effective for distributions made on or after November 9, 2009.

IN WITNESS WHEREOF, this amendment has been executed on this _____ day of _______, 2009.

CURTISS-WRIGHT CORPORATION
SAVINGS & INVESTMENT PLAN
ADMINISTRATIVE COMMITTEE

By: